UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

September 6, 2018

Date of Report (Date of earliest event reported)

XERIUM TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32498	42-1558674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

14101 Capital Boulevard, Youngsville, NC 27596

(Address of principal executive offices)

(919) 526-1400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On September 6, 2018, Xerium Technologies, Inc., a Delaware corporation (“Xerium”) held a special meeting of stockholders (the “Special Meeting”) to consider certain proposals related to the Agreement and Plan of Merger (as it may be amended from time to time, the “Merger Agreement”) by and among Xerium, Andritz AG, a joint stock corporation organized under the laws of Austria with its seat at Graz, Austria (“Andritz”), and XYZ Merger Sub, Inc., a Delaware corporation and an indirect wholly owned subsidiary of Andritz (“Merger Subsidiary”). Pursuant to and subject to the terms and conditions of the Merger Agreement, Merger Subsidiary will merge with and into Xerium, with Xerium continuing as the surviving corporation and an indirect wholly owned subsidiary of Andritz (the “Merger”).

As of August 3, 2018, the record date of the Special Meeting, there were 16,427,603 shares of Xerium common stock outstanding, each of which was entitled to one vote for each proposal at the Special Meeting. At the Special Meeting, a total of 13,479,730 shares of common stock, representing approximately 82.1% of the outstanding shares entitled to vote, were present in person or represented by proxy, constituting a quorum to conduct business.

At the Special Meeting, Xerium stockholders considered three proposals, each of which is described in more detail in a definitive proxy statement filed by Xerium with the Securities and Exchange Commission on August 3, 2018 (the “Proxy Statement”). The final results regarding each proposal are set forth below.

Proposal No. 1: Approval of the Merger Proposal

Xerium’s stockholders approved the proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, including the Merger (the “Merger Proposal”). The voting results for the Merger Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,458,828	2,444	18,458	—

Proposal No. 2: Adjournment of the Special Meeting

Xerium’s stockholders approved the adjournment of the Special Meeting to a later date or dates, if necessary or appropriate to solicit additional proxies if there are insufficient votes to approve the Merger Proposal (the “Adjournment Proposal”). The voting results for the Adjournment Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
13,353,965	107,332	18,433	—

Although the Adjournment Proposal was approved, adjournment of the Special Meeting was not necessary or appropriate because Xerium’s stockholders approved the Merger Proposal.

Proposal No. 3: Advisory Vote regarding Merger-Related Named Executive Officer Compensation

Xerium’s stockholders approved, by a non-binding advisory vote, the compensation arrangements disclosed in the Proxy Statement that may be payable to Xerium’s named executive officers in connection with the completion of the Merger (the “Merger-Related Compensation Proposal”). The voting results for the Merger-Related Compensation Proposal were as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,939,823	3,067,066	472,841	—

Item 8.01.	Other Events.

On September 6, 2018, Xerium issued a press release announcing stockholder approval of the Merger Proposal, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is filed herewith.

Exhibit No.	Description

99.1	Press release, dated September 6, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XERIUM TECHNOLOGIES, INC.

By	/s/ Phillip B. Kennedy
Name:	Phillip B. Kennedy
Title:	Executive Vice President, General Counsel & Secretary

Date: September 6, 2018